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Dated June 9, 2015

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BEFORE YOU CLICK THE "ACCEPT" BUTTON BELOW, SCROLL DOWN AND CAREFULLY READ THE
FOLLOWING TERMS AND CONDITIONS THAT GOVERN YOUR ACCESS TO, AND USE OF, THE
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Index	Index Level Date	Asset Class	Regional Focus	Currency	Bloomberg Ticker	Index Level	1D % CHG	1M % CHG	YTD % CHG	1 Yr Volatility %
J.P. MORGAN ALTERNATIVE INDEX MULTI-STRATEGY 5 (USD)	Jun-04-2015	MULTI ASSET	MULTI REGION	USD	AIJPM5UE	98.21	0.05	-0.48	-0.78	2.42
JPMORGAN ASIA-PACIFIC EQUITY ROTATOR 5 INDEX	Jun-03-2015	EQUITY	ASIA	USD	CIJPAER5	100.4	0.13	-0.63	2.44	4.22
JPMORGAN OPTIMAX MARKET-NEUTRAL INDEX	Jun-03-2015	COMMODITY	MULTI REGION	USD	CMDTOMER	95.886	-0.13	-0.54	-7.52	5.82
J.P. MORGAN ETF EFFICIENTE DS 5 INDEX	Jun-04-2015	MULTI ASSET	MULTI REGION	USD	EEJPDS5E	225.18	-0.35	-1.38	-3.1	5.79
JPMORGAN ETF EFFICIENTE 5 INDEX	Jun-04-2015	MULTI ASSET	AMERICAS	USD	EEJPUS5E	127.68	-0.34	-1.23	-1.18	5.92
JPMORGAN EFFICIENTE (USD) INDEX	Jun-03-2015	MULTI ASSET	AMERICAS	USD	EFJPUS8E	124.04	-0.72	-2.13	-0.91	6.52
J.P. MORGAN EFFICIENTE PLUS DS 5 INDEX (NET ER)	Jun-04-2015	MULTI ASSET	MULTI REGION	USD	EFPLUS5D	156.24	-0.14	-1	-1.4	5.4

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J.P. MORGAN TARGETTRACKER: EUROPEAN EQUITIES20/8 (EUR) INDEX Index Level Date: Jun-04-2015
Asset Class: Regional Focus: Currency:                Bloomberg Ticker: Index Level:       1D % CHG: 1M% CHG:  YTD % CHG: 1Yr
 Volatility%:
EQUITY       EMEA            EUR                      EQJPTE20          107.84               -1.35     -3.83      8.02         20.52
J.P. MORGAN TARGETTRACKER: US EOUITIES18/6 INDEX  Index Level Date: Jun-04-2015
Asset Class: Regional Focus: Currency:                Bloomberg Ticker: Index Level:       1D % CHG: 1M % CHG: YTD % CHG: 1Yr
 Volatility%:
EQUITY       AMERICAS        USD                      EQJPTU18          739.57               -1.47     -1.67      0.94         17.62
J.P. MORGAN TARGETTRACKER: US EQUITIES 20/8 INDEX Index Level Date: Jun-04-2015
Asset Class: Regional Focus: Currency:                Bloomberg Ticker: Index Level:       1D % CHG: 1M% CHG:  YTD % CHG: 1Yr
 Volatility%:
EQUITY       AMERICAS        USD                      EQJPTU20          1235.86              -1.63     -1.86      0.97         19.23

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J.P.MORGAN MOZAIC FIXED INCOME (USD) Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
FIXED INCOME	MULTI REGION	USD	JMOZFIUS	165.55	--	--	--	--

J.P.MORGAN BALANCED CAPITAL STRENGTH INDEX 8.5% Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
MULTI ASSET	AMERICAS		JPUSBLCS	210.39	--	--	--	--

J.P. MORGAN DORSEY WRIGHT FOCUS 5 BALANCED INDEX 8.5% Index Level Date: Jun-03-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
MULTI ASSET	AMERICAS	USD	JPUSBLFV	174.72	--	--	--	--

JPMORGAN ETF EFFICIENTE 10 TR SERIES X INDEX Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
MULTI ASSET	MULTI REGION	USD	JPUSEFFE	172.33	--	--	--	--

J.P. MORGAN HIGH YIELD ETF VOLATILITY TARGET INDEX 3% Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
FIXED INCOME	AMERICAS	USD	JPUSHY3E	114.08	--	--	--	--

J.P. MORGAN U.S. SECTOR ROTATOR 5 INDEX (SERIES 1) Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
MULTI ASSET	AMERICAS	USD	JPUSSC5E	159.81	--	--	--	--

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J.P.MORGAN U.S. SECTOR ROTATOR 8 INDEX (SERIES 1) Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
MULTI ASSET	AMERICAS	USD	JPUSSC8E	202.82	--	--	--	--

J.P. MORGAN U.S. SECTOR ROTATOR TR SERIES X INDEX Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
MULTI ASSET	AMERICAS	USD	JPUSSCTO	338.8	--	--	--	--

J.P.MORGAN STRATEGIC VOLATILITY DYNAMIC INDEX (SERIES 1) (USD) Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
VOLATILITY	AMERICAS	USD	JPUSSTVD	176.01	--	--	--	--

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JPMORGAN STRATEGIC VOLATILITY INDEX Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
VOLATILITY	AMERICAS	USD	JPUSSTVL	241.14	--	--	--	--

J.P.MORGAN STRATEGIC VOLATILITY MODIFIED INDEX Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
VOLATILITY	AMERICAS	USD	JPUSSTVM	282.54	--	--	--	--

J.P. MORGAN VOLEMONT STRATEGY - U.S. EQUITY (SERIES 1) (USD) Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
MULTI ASSET	MULTI REGION	USD	JPVOLUSA	261.26	--	--	--	--

JPMORGAN US TREASURY NOTE FUTURES (G) TRACKER Index Level Date: Jun-04-2015

Asset Class:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
FIXED INCOME	AMERICAS	USD	RFJGUSBE	226.38	--	--	--	--

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Footnotes

Index l evel Data

Index l evel:

Index l evel refers to the closing level of the Index on the Index l evel Date.

Index l evel Date:

Index l evel Date refers to the date used to determine the Index level

Return

10% Change:

The 10% Change is the return of the index from the trading day that is 2 business days immediately preceding the date you accessed this website to the business day immediately preceding the date you accessed this website. There is no guarantee that the Index will achieve the lD % Change in the future. Past performance is not indicative of future returns.

1M% Change:

The 1M% Change is the trailing return of the index over the past one month period ending in the last trading day immediately preceding the date you accessed this website. The 1M% Change may be based on

hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1M% Change in the future. Past performance is not indicative of future returns.

YTD % Change:

The YTD % Change is the return of the index from the first business day of the current calendar year to the trading day immediately preceding the date you accessed this website. The YTD % Change may be based on

hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the YTD % Change in the future. Past performance is not indicative of future returns.

Risk Measures

l yr Volatility%:

Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility

calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subseQuent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/ or private placement memorandum, such term sheet, disclosure supplement and/ or private placement memorandu m shall govern.

Investments in products linked to an Index reQuire investors to assess several characteristics and risk factors that may not be present in other types of transact ions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review ol the legal, regulatory, credit, tax, accounting and economic conseQuences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase and Co. ('J.P. Morgan' ) has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov.
Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so reQuest by call ing toll-free
866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the applicable Index use simulated analysis and hypothetical circumstances and may use assumptions not used in live index level calculations to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing' information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the applicable Index. J.P. Morgan provides no assu rance or guarantee that the products linked to the applicable Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniQues, modeling or assu mptions might produce significantly different results and prove to be more appropriate. Hypothetical back-testej results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 23D Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters add ress herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors.
This information is not intended to provide and should not be relied upon as providing accounting, legal, regu latory or tax advice. Investors should consult with their own advisors as to these matters.

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Mlll I ASSet L1 l.l l(egiOil LIU I PMU Ill (

Summary

J.P. Morgan Alternative Index Multi-Strategy 5 (USD): Jun 09 2014 to Jun 07
2015

Index Level Data

	Level	Date
Current	98.21	05-Jun-2015
High	100.12	16-Mar-2015
Low	97.07	01-Aug-2014
Start	97.74	09-Jun-2014
End	98.21	05-Jun-2015

Risk Measures

Volatility	2.42%
Sharpe Ratio	0.2
Maximum Drawdown	-1.96%

Return Statistics

Annualized Return	0.49%
Average Monthly Return	0.04%

Return

Daily Return	0.05%
Month to Date Return	-0.45%
Year To Date Return	-0.78%
3 Month Return	-1.28%
1 Year Return	0.49%
3 Year Return	-0.29%
5 Year Return	-5.6%

Monthly Return (%)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	--	--	--	--	--	0.76	-0.98	0.64	0.24	-0.21	0.92	0.25	0.5
2015	0.22	0.55	0.26	-1.13	-0.23	-0.45	--	--	--	--	--	--	-0.78

Footnotes

(1) Calculation descriptions

The first twelve columns under 'Monthly Return (%)' above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that monrh.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** -As of the date shown above, the index was calculated based on a level for such index equal to 100 on the dare specified at the "Selected Start Date' .

Index level Data

Current;

Current refers to the closing level of the index as of rhe trading day immediately preceding the date you have accessed this website.

High:

High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated
under the ' Date" column next to the High level. The High level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future. low: l ow refers to rhe lowest closing level of the index during the rime period selected, with the date on which such lowest closing level occurs indicated
under the ' Dare" column next to the Low level. The Low Level may be a hypothetical. historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start;

Start refers to the closing level of the index on rhe first trading day of the time period indicated.

End:

End refers to the closing level of the index on the last trading day of rhe rime period indicated.

Risk Measures

Volatility:

Volatility refers to the standard deviation of the daily logarithmic returns of rhe index over the rime period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations.
No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.

There is no guarantee chat the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trail ing retcrn of Index from the trading day that occurs on or immediately preceding the dare occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end dateland is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of fuwre returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2} Short Summary of the Risks

{3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/
or private placement memorandum. and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet. disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All

information is subject to change without notice.

SEC LEGEND

JPMorgan Chase and Co. ('J.P. Morgan') has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.go\.
Alternatively. J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free
866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such ' back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index.
J.P. Morgan provides no assurance or guarantee that the products linked to the
Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations.
Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-rested results are neither an indicator nor guarantee of future returns.
Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and canna: be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for t1e purpose of avoiding U.S. tax[]related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. lnveswrs should consult with their own advisors as to these matters.

J.P.l\lorgan I c. c [][] ,,., 1[], I Te1 []1- tl;'" I [] e1, r [].
Copyright02015JPMorganChaseandCo.AIIRightsReserved

J.P. Morganlnvestable Indices

Home __. Indices __. Index Summary

Summary

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Index Level Data

	Level	Date
Current	100.4	04-Jun-2015
High	102.64	28-Apr-2015
Low	96.46	17-Dec-2014
Start	99.92	06-Jun-2014
End	100.4	04-Jun-2015

Risk Measures

Volatility	4.22%
Sharpe Ratio	0.11
Maximum Drawdown	-5.18%

Return Statistics

Annualized Return	0.48%
Average Monthly Return	0.03%

Return

Daily Return	0.13%
Month to Date Return	-0.2%
Year To Date Return	2.44%
3 Month Return	2.27%
1 Year Return	0.48%
3 Year Return	7.98%
5 Year Return	7.98%

Monthly Return (%)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	--	--	--	--	--	0.44	0.98	-0.36	-2.51	0	0.49	-0.94	1.52
2015	0.8	-0.18	0.37	3.08	-1.39	-0.2	--	--	--	--	--	--	2.44

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Footnotes

(1) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the index will achieve the High Level in the future.
Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.
End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio:

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Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

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3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end dateland is not annualized!. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.
5Y Return:

The 5 Year Retu rn is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year
Return may be based on hypothetical, historical Index levels and not actual
Index levels. There is no guarantee that the Index will achieve the 5 Year
Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on August 31, 2011 and therefore has a limited operating history. Past performance should not be considered indicative of future performance. The Index comprises notional assets and

liabilities and the exposures to the dynamic basket that tracks the excess returns of the constituents of the Index above the JPMorgan Cash Index USD 3
Month are purely notional . There is no actual port folio of assets to which any person is entitled or in which any person has any ownership interest.
The Index does not target a specific volatility (5% or otherwise) for the synthetic portfolio as a whole, and, due to potential correlation among the constituents of the Index and individual weighting caps, the actual realized volatility of the Index may be greater than or less than 5%. The Index seeks to capitalize on positive market price trends based on

the supposition that positive market price trends may continue. This Index is different from a strategy that seeks long[]term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter . The Index will be subject to the performance of certain Asia[] Pacific equity markets. The performance of such markets may be subject to a global or regional recession or a prolonged negative trend. Under these circumstances, the Index may have exposure only to the J.P.Morgan U.S. Treasury Notes Futures Tracker (the "Bond
Constituent') for an extended period of time and no exposure to any
Asia-Pacific equity index or equity future tracker (an ' EQuity Constituent"), if every EQuity Constituent is in a negative trend. Your return may be adversely affected by a prolonged exposure to only the Bond Constituent. The
Index may use leverage to increase the return from any EQuity Constituent or
Bond Constituent (each a 'Non[]Cash Constituent") because the sum of the weights of the constituents included in the synthetic portfolio underlying the
Index may be greater than 100%, up to a maximum total weight of 220%. In particular, the use of leverage will magnify any negative performance of the relevant Non[]Cash Constituents which in turn could cause you to receive a lower payment at maturity than you would otherwise receive. In addition, the futures tracker constituents are composed of highly leveraged instruments, such as futures contracts. Because of the method by which the weight of each
Non[]Cash Constituent selected for inclusion in the synthetic portfolio underlying the Index is determined, the weight of a selected Non[]Cash
Constituent generally decreases as its annualized realized volatility during the month preceding the relevant Index rebalancing day increases. If one or more of the selected Non[]Cash Constituents experienced heightened volatility over the relevant period, the total weight of the Non[]Cash Constituents included in the synthetic portfolio may be less than 100%. A total weight of less than 100% means that the Index is partially uninvested and, accordingly, the Index will reflect no return with respect to the uninvested portion. Under certain circumstances, one or mor e of the Non[]Cash Constituents may be
replaced by the Cash Constituent or may be removej, which may result in the portfolio being partially or wholly uninvested. Performances among the constituents of the Index (the ?Basket Constituents?) may become highly correlated from time to time during the term of your investment. High correlation during periods of negative returns among the constituents of the
Index representing any one sector or asset type that have a substantial weighting in the Index could have a material adverse effect on the performance of the Index. Changes in the values of the Basket Constituents may offset each other. Our affiliate, J.P. Morgan Securities (Asia Pacific) LTD., is the
calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS pte is responsible could have an impact, positive or negative, on the level of the Index. JPMS pic is under no obligation to consider your interest as an investor in securities linked to the
Index. The Index is subject to risks associated with non[]U.S. markets, including emerging markets and currency exchange risks. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information r egarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/ or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index reQuire investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic
conseQuences of such transaction in relation to their particular

J.Pl\lorgan I Prr)ac\ andSecurity I Ter rmoflloe I Coo kresPo lrcy Copyright
02015JPMorganChaseandCo.AII Rights Reserved

circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase and Co. ('J.P. Morgan' ) has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offering of securities to which these materials relate.

Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at
www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll[]free
866[]535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such 'back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrum ent or transaction referencing the Index.
J.P. Morgan provides no assura nce or guarantee that the products linked to the
Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations.
Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns.
Actual results will vary, perhaps materially, from the simulated returns pre,;ented in this website.

IRS Circular 23D Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.Pl\lorgan I c I \ c' ,. I Tl ll' "'' I ' "''' c Copyr
ight02Dl5JPMorganChaseandCo.AII RightsReserved